AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (the “Amendment”) is effective January 1, 2004 by and between United Mobile Homes, Inc., a Maryland corporation (the “Company”) and Eugene W. Landy, an individual (an “Employee”).

W I T N E S S E T H:

WHEREAS, in accordance with the recommendations of the Compensation Committee of the Company at its meeting on April 16, 2004, it was determined to amend the current compensation agreement of Eugene W. Landy.

NOW, THEREFORE, the following amendments are hereby added to the Amended Employment Agreement dated December 14, 1993, by and between the Company and Eugene W. Landy.

1.

The current Employment Agreement automatically extends for successive one year periods.  Thus, the parties have agreed that the Amended Employment Agreement will commence January 1, 2004.

2.

The base salary effective January 1, 2004 is $175,000.

3.

The bonus provision will remain in force.

4.

The three-year disability payment will remain in force.

5.

The maximum severance payment of $450,000 will remain in force.  In computing the maximum severance benefit, the amount of any disability payments paid should be subtracted.

6.

The $450,000 payment on death will remain in force.

7.

Eugene W. Landy has elected early payment of the pension benefits commencing in 2001.  Effective January 1, 2004, the pension for Eugene W.

Landy shall be $50,000 a year for ten years, an extension of three years from the current pension payments.  On the death of the Employee, the pension funds shall be paid to the Employee’s designated beneficiary.

The provision providing that the Employee shall participate in all health, dental, insurance and similar plans of the Company shall further provide that the Employee shall participate during the period he is receiving the pension benefits provided in Section 8 of the Employment Agreement.

IN WITNESS WHEREOF, this Amendment to Employment Agreement has been duly executed by the Company and the Employee on the date first above written.

UNITED MOBILE HOMES, INC.

By /s/

Anna T. Chew

Anna T. Chew

Vice President and Chief Financial

Officer

ATTEST:

/s/  Elizabeth Chiarella

     /s/

Eugene W. Landy

Elizabeth Chiarella

Eugene W. Landy, Employee

Secretary

WITNESS:

/s/  Louise Green